Exhibit 99.1

NEXGEL Appoints Ian Blackman as Chief Financial Officer

Veteran Financial and M&A Leader Appointed to Integrate Acquisition of Celularity, Scale the Business and Accelerate Growth

LANGHORNE, Pa. – April 27, 2026 — NEXGEL, Inc. (“NEXGEL” or the “Company”) (NASDAQ: “NXGL”), a leading provider of healthcare, beauty, and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogel products for healthcare and consumer applications, today announced the appointment of Ian Blackman, CPA, as Chief Financial Officer. Mr. Blackman will help to advance the closing of the definitive agreement to license and acquire a portfolio of commercial-stage regenerative biomaterial products from Celularity Inc., (“Celularity”) (NASDAQ: CELU), a regenerative and aging related cellular medicine company developing, manufacturing, and commercializing advanced biomaterial products.

Adam Levy, Chief Executive Officer of NEXGEL, stated, “Ian’s extensive experience scaling businesses, strengthening financial infrastructure, and navigating complex transactions makes him a timely and exceptional addition to our leadership team. With deep knowledge of high-growth consumer markets, he brings strong experience in financial strategy and operational excellence from his tenure as CFO for international luxury beauty brand Trish McEvoy and the luxury fragrance house Diptyque. As we continue to expand our branded consumer portfolio and healthcare partnerships, while now working toward the integration of our Celularity acquisition, Ian’s strategic insight and operational discipline will be instrumental in driving long-term shareholder value and guiding the Company’s next phase of growth.”

Mr. Blackman is a seasoned finance executive with over 30 years of global experience leading finance, treasury, tax, and operational functions across private equity backed and publicly traded organizations with luxury consumer names, Diptyque and Trish McEvoy. In addition, he spent 16 years in finance at Universal Music Group. He brings a strong track record of driving profitable growth, improving operational efficiency, and leading organizations through complex transactions and strategic transformations.

Most recently, Mr. Blackman served as Chief Financial Officer of McIntosh Group, Inc., a private equity backed luxury consumer electronics company, where he helped organically grow revenue by over 90% while increasing EBITDA by over 335%. During his tenure, he played a key leadership role in two successful sale transactions, generating significant returns to shareholders. Mr. Blackman began his career in audit at Goldstein Golub Kessler and Company and holds a bachelor’s degree in Economics from the London School of Economics.

Mr. Blackman, newly appointed Chief Financial Officer of NEXGEL, commented, “I am excited to join NEXGEL at such a pivotal time in its growth trajectory, particularly as the Company advances the business combination of Celularity’s valuable regenerative medicine assets. The opportunity to help guide the transaction process, support integration planning, and strengthen the financial foundation of the combined organization is strategically important. NEXGEL’s differentiated hydrogel technology platform and expanding commercial footprint presents a meaningful opportunity for our stakeholders. I look forward to partnering with the leadership team to enhance the Company’s financial performance, strengthen the reporting processes, and support the Company’s continued forward progress.”

About NEXGEL, Inc.

NEXGEL is a leading provider of healthcare, beauty, and over-the-counter (OTC) products including ultra-gentle, high-water-content hydrogel products for healthcare and consumer applications. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. NEXGEL brands include SilverSeal®, Hexagels®, Turfguard®, Kenkoderm® and Silly George®. Additionally, NEXGEL has strategic contract manufacturing relationships with leading consumer healthcare companies.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “potential,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “lends,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts, including, without limitation, the potential return on investment for our shareholders through a dedicated team and platform to pursue high-value Rx opportunities while NEXGEL remains focused on contract manufacturing and consumer branded products in the health and beauty space, the potential to unlock what we believe to be a potentially large opportunity without NEXGEL itself having to fund its development, that electron beam generated hydrogel lends itself to creating new topical and systemic therapies that can supplement existing therapies or create new ways to treat patients in a variety of clinical areas and the focus of using the hydrogel for drug delivery platform could lead to it becoming a platform for a family of useful and transformative therapies . These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

212.896.1254

Nexgel@KCSA.com